STOCK PLEDGE AGREEMENT
STOCK PLEDGE AGREEMENT, dated as of February 26, 2015 (this “Agreement”), between LUCAS ENERGY, INC., a Nevada corporation (the “Pledgor”), whose address is 3555 Timmons Lane, Suite 1550, Houston, Texas 77027 and VICTORY ENERGY CORPORATION (the “Secured Party”),  whose address is 3355 Bee Caves Road, Suite 608, Austin, Texas 78746.
BACKGROUND

Secured Party and Pledgor have entered into a Pre Merger Loan and Funding Agreement, dated on or about the date hereof (the “Loan Agreement”) pursuant to which the Secured Party has agreed to loan the Pledgor up to Two Million Dollars ($2,000,000) (the “Credit Limit”) as evidenced by Delayed Draw Term Note as it may be amended from time to time (the “Note”).

The Loan Agreement requires that all obligations of Pledgor to Secured Party under the Loan Agreement and the Note be secured by a number of shares of the Common Stock of the Pledgor having a value that is equal to the then outstanding principal and unpaid interest under the Note.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Secured Party as follows:

1.COLLATERAL PLEDGE; SECURITY INTEREST; DEFINITIONS
(a)    Pledge of Securities. In consideration for Secured Party extending credit to the Pledgor under the Loan Agreement, and to secure the Obligations (as defined below) of Pledgor to the Secured Party thereunder, Pledgor shall concurrently with the Initial Draw and each subsequent Draw under the Loan Agreement deliver to the Secured Party, a certificate representing a number of shares of Pledgor’s Common Stock that is equal to the quotient of the amount of the Draw (whether the Initial Draw or any subsequent Draw), divided by the volume weighted average closing price of Pledgor’s Common Stock over the twenty (20) trading day period prior to the date that the Draw is made. The shares of Pledgor’s Common Stock shall be registered in the name of the Pledgor and be accompanied by duly executed instruments of assignment thereof to the Secured Party (which, together with all replacements and substitutions therefor are hereinafter referred to as the “Pledged Shares”). Pledgor hereby pledges to Secured Party and grants to the Secured Party a continuing lien and security interest (the “Security Interest”) in, all of the Pledgor’s right, title and interest in the Pledged Shares, and all rights and remedies relating to, or arising out of, any and all of the foregoing, and all proceeds thereof (collectively, the “Collateral”) to secure the payment and performance of all Obligations of Pledgor to the Secured Party. Notwithstanding the foregoing, the number of Pledged Shares shall not exceed 19.9% of the issued and outstanding common stock of Pledgor on the date of this Agreement without the prior written consent of Pledgor and its stockholders in accordance with applicable exchange listing requirements; provided, however, that if Pledgor is unable to provide sufficient Pledged Shares as a result of such limitation, it shall in lieu of pledging additional

Pledged Shares provide other collateral having an equal value as mutually determined by Pledgor and Secured Party and such other collateral shall be deemed to be “Collateral” hereunder. Furthermore, no Pledged Shares shall be issued hereunder until the NYSE MKT, as and if applicable, has approved the additional listing of such Pledged Shares.
Any and all stock dividends, rights, warrants, options, puts, calls, conversion rights and other securities and any and all property and money distributed or delivered with respect to the Collateral or issued upon the exercise of any puts, calls, conversion rights, options, warrants or other rights included in or pertaining to the Securities shall be included in the term “Pledged Shares” and “Collateral” as used herein and shall be subject to this Pledge Agreement, and Pledgor shall deliver the same to the Secured Party immediately upon receipt thereof together with any necessary instruments of transfer; provided, however, that until an Event of Default (as hereinafter defined) shall occur, Pledgor may retain any dividends paid in cash or its equivalent, with respect to any stock included in the Collateral and any interest paid with respect to any bonds, debentures or other evidences of indebtedness included in the Collateral. Pledgor hereby acknowledges that the acceptance of the pledge of the Collateral by the Secured Party shall not constitute a commitment of any kind by the Secured Party to permit Pledgor to incur Obligations.
Secured Party acknowledges and agrees that the stock certificates representing the Pledged Shares issued hereunder shall contain legends substantially in the form of the following, as well as any additional legends that may be required by applicable law:
THESE SECURITIES HAVE BEEN PLEDGED PURSUANT TO, AND ARE SUBJECT TO CERTAIN RESTRICTIONS AND CANCELLATION RIGHTS SET FORTH IN, THE STOCK PLEDGE AGREEMENT DATED FEBRUARY [ ], 2015, BY AND AMONG LUCAS ENERGY, INC. AND VICTORY ENERGY CORPORATION. A COPY OF SUCH PLEDGE AGREEMENT IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THESE SECURITIES AT THE PRINCIPAL OFFICES OF THE ISSUER.
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b)    Certain Definitions.
(i)    “Obligations” means all of the Pledgor’s obligations and liabilities to the Secured Party pursuant to this Agreement, the Loan Agreement, the Note, whether or not such Obligations exist under this Agreement, the Loan Agreement, or any other agreements between Pledgor and the Secured Party, whether now or hereafter existing, including, without limitation, any note, any credit line agreement, any loan or security agreement, and any other agreement for services, financial accommodations or credit extended by the Secured Party to Pledgor even though not specifically enumerated herein.
(ii)    Other Defined Terms. Unless otherwise defined, the terms set forth in this Agreement shall have the meanings set forth in the Loan Agreement and the Note.
2.    NO VOTING RIGHTS
(a)    No Voting and Other Rights.  The Pledged Shares constitute treasury shares of the Pledgor and unless and until there is a default under the Loan Agreement or the Note or a failure to satisfy any other Obligation, the Pledged Shares may not be voted by the Pledgor or the Secured Party.
3.    WARRANTIES AND COVENANTS
In addition to all other warranties, representations and covenants in the Loan Agreement or the Note, which are expressly incorporated herein by reference, if Pledgor as part of this Agreement and while any Obligations of Pledgor to the Secured Party remain unpaid or outstanding, Pledgor agrees, represents and warrants as follows:

(a)    Pledgor’s Name, Location; Notice of Location Changes. Except as set forth herein, Pledgor’s name and organizational structure have remained the same since the date of the Note.  Pledgor will continue to use only the name set forth with Pledgor’s signature unless Pledgor gives Secured Party prior written notice of any change. Furthermore, Pledgor shall not do business under another name nor use any trade name without giving ten (10) days prior written notice to the Secured Party. Pledgor will not change its status or organizational structure without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed. Pledgor will not change its location or registration (if Pledgor is a registered organization) to another state without prior written notice to the Secured Party.
(b)    Accuracy of Information/Verification.  All information, certificates and statements given to the Secured Party pursuant to this Agreement will be accurate and complete when given. Also, the Secured Party may verify any Collateral or documents evidencing the Collateral in any manner and Pledgor shall assist the Secured Party in so doing.
(c)    Organization and Authority. The execution, delivery and performance of this Agreement, the accompanying assignments, stockpowers and other documents to which Pledgor is a party: (i) are within Pledgor’s power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency, other entity or person; (iv) will not violate any law, agreement or restriction by which Pledgor is bound; and (v) any such assignments or pledges of any interest in any corporation have been approved and acknowledged by the directors of such corporation. This Agreement is the legal, valid and binding obligation of Pledgor, and is enforceable against Pledgor in accordance with its terms.
(d)    Warranty of Title of Securities/Collateral.  Pledgor now has, and throughout the term of this Agreement will at all times have, good title to the Collateral, free and clear of any and all security interests, liens and claims of any kind whatsoever.  The Collateral is not subject to any restrictions on transfer and/or disposition by Pledgor or the Secured Party, except for restrictions under applicable federal and state securities laws.
(e)    Maintenance of Securities/Collateral; Restriction on Liens and Dispositions. Pledgor will: (i) not permit waste, removal or loss of identity of the Collateral; (ii) keep the Collateral free from all liens, adverse claims, executions, attachments, claims, encumbrances and security interests (other than the Secured Party’s sole and paramount security interest and those interests permitted in writing by the Secured Party); (iii) defend the Collateral against all claims and legal proceedings by persons other than the Secured Party; (iv) pay and discharge when due all taxes, levies and other charges or fees which may be assessed against the Collateral (except for payment of taxes contested by Pledgor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral); (v) not sell or transfer the Collateral to any party; (vi) not permit the Collateral to be used or owned in violation of any applicable law, regulation or policy of insurance; (vii) preserve the Secured Party’s rights and security interest in the Collateral against all other parties; and (viii) not make any instructions or entitlement orders which are contrary to the terms of this Agreement. Pledgor will promptly deliver to the Secured Party a copy of any notices, statements or communications received by Pledgor regarding the Collateral.
(f)    Maintenance of Security Interest. Pledgor will take any action requested by the Secured Party to preserve the Collateral and to perfect, establish the priority of, continue perfection and enforce the Secured Party’s interest in the Collateral and the Secured Party’s rights under this Agreement (including the delivery of any stock or bond powers, assignments and endorsements deemed necessary by the Secured Party); and Pledgor will pay all costs and expenses related thereto. Pledgor shall also cooperate with the Secured Party in obtaining control (for purposes of perfection under the Uniform Commercial Code) of Collateral. Pledgor hereby authorizes the Secured Party on behalf of the Pledgor to take any and all actions described above and in place of Pledgor with respect to the Collateral and hereby authorizes and/or ratifies any such actions.
(g)    Delivery of Securities/Collateral.  All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party pursuant hereto at a location designated by the Secured Party and shall be held by or on behalf of the Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly endorsed stock powers, in blank, with signature medallion guaranteed or other instrument of transfer or assignment in blank, in form and substance satisfactory to the Secured Party. Upon the occurrence and during the continuance of an Event of Default and the failure to cure said default as provided herein, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Pledgor (or of any other Person maintaining records with respect to the Collateral) in the name of the Secured Party or any of its nominees any or all of the Collateral.
4.    RIGHTS AND DUTIES OF THE SECURED PARTY
In addition to all other rights of the Secured Party under the Note and the Loan Agreement, which are expressly incorporated herein as a part of this Agreement, the following provisions will also apply:

(a)    Authority to Perform for Pledgor/Entitlement Holder. To facilitate the Secured Party’s ability to preserve and dispose of the Collateral, Pledgor unconditionally appoints the Secured Party, as Pledgor’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon default by Pledgor hereunder (notwithstanding any notice requirements or grace/cure periods under this or any other agreements between Pledgor and the Secured Party): to file, endorse the name of Pledgor on any Collateral, payments, and any documents needed to perfect, protect and/or realize upon the Secured Party’s interest in the Collateral; to nominate itself as entitlement holder as to any or all of the Collateral; and to do all such other acts and things necessary to carry out Pledgor’s obligations under this Agreement and the Loan Agreement and the Note. All acts taken by the Secured Party pursuant to the above-described authority are hereby ratified and approved by the Pledgor, and the Secured Party will not be liable to Pledgor for any acts of commission or omission, nor for any errors of judgment or mistakes in undertaking such actions except for the Secured Party’s willful misconduct. For good and valuable consideration, Pledgor agrees not to assert any claims against any third-party (including any issuer or any securities intermediary) holding Collateral for complying with the Secured Party’s requests hereunder, and Pledgor waives any claims against such third parties for actions taken at the request of the Secured Party.
(b)    Collateral Preservation. The Secured Party will use reasonable care as to any Collateral in its physical possession but in determining such standard of reasonable care, Pledgor expressly acknowledges that the Secured Party has no duty to: (i) insure the Collateral against hazards; (ii) protect the Collateral from seizure, levy, lien, claim or conversion by third parties, or acts of God; (iii) give to Pledgor any notices, account statements, proxies or communications received by the Secured Party regarding the Collateral; (iv) perfect or continue perfection of any security interest in the Collateral in favor of Pledgor; (v) inform Pledgor of any decline in the value of the Collateral or the existence of any option or elections with respect to the Collateral; (vi) take any action to invest or manage the Collateral; (vii) exercise, preserve or notify Pledgor with respect to any exchanges, puts, calls, redemptions, conversions, maturities, offers, tenders and other rights or requirements regarding the Collateral or Pledgor’s interest therein; or (viii) sue or otherwise take action to preserve Pledgor’s or the Secured Party’s interest in the Collateral. Notwithstanding any failure by the Secured Party to use reasonable care in preserving the Collateral, Pledgor agrees that the Secured Party will not be liable to Pledgor for any consequential or special damages arising from such failure. The foregoing also applies if the Secured Party is deemed entitlement holder as to any Collateral.
5.    DEFAULTS AND REMEDIES
(a)    Events of Defaults. Notwithstanding any cure periods described below, Pledgor will immediately notify Secured Party in writing when Pledgor obtains knowledge of the occurrence of any default specified in this Agreement, the Note or the Loan Agreement.  A default shall occur hereunder if Pledgor (a) fails to perform any of the terms, covenants or conditions of this Agreement, the Note, or the Loan Agreement, or (b) fails to make any payment when due, and has not cured said default within fourteen (14) days of receipt of written notice thereof from Secured Party (or such shorter period of time as may be provided for in the Note or the Loan Agreement).
(b)    Acceleration of Obligations. Upon the occurrence of an event of default as provided in Section 5(a) above and the passage of any applicable cure periods, the Secured Party may at any time thereafter, by written notice to Pledgor, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Notwithstanding the above, to the extent any of the Obligations referred to herein are payable upon demand, nothing herein will restrict nor negate the demand nature of such Obligations.
(c)    Remedies.  After maturity of any of the Obligations, or if an Event of Default shall occur, Pledgor shall give immediate written notice thereof to Secured Party. Upon the occurrence of an Event of Default, and at, any time thereafter, the Secured Party shall have the right, without notice to or demand upon Pledgor, to exercise any one or more of the following remedies:
(i)    accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any agreement or instrument evidencing or relating to any of the same;
(ii)    transfer any of the Pledged Shares into the Secured Party’s name, without notice to or consent of Pledgor;
(iii)    exercise all of Pledgor’s rights as an entitlement holder and/or owner of the Pledged Shares;

(iv)    notify any issuer, transfer agent or securities intermediary, or holder of any Collateral or Certificates of this pledge of the Collateral, and direct such issuer, transfer agent or securities intermediary to comply with all instructions and entitlement orders originated by the Secured Party without further consent of Pledgor, and/or deliver directly in trust to the Secured Party any Collateral, Certificates and subsequent shares of stock, dividend payments or other distributions pertaining to the Collateral or arising from Pledgor’s ownership of the Collateral, and in each case Pledgor hereby unconditionally directs such parties to comply with the Secured Party’s requests in all respects; and
(v)    sell or otherwise dispose of the Pledged Shares as provided for herein and at law, and other Collateral, at a public or private sale, for cash, or other property, or on credit, with the authority to adjourn or postpone any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  The Secured Party may directly or through any affiliate purchase the Collateral, at any such public disposition, and if permissible under applicable law, at any private disposition. Pledgor and the Secured Party hereby agree that it shall conclusively be deemed commercially reasonable for the Secured Party, in connection with any sale or disposition of the Collateral, to impose restrictions and conditions as to the investment intent of a purchaser or bidder, the ability of a purchaser or bidder to bear the economic risk of an investment in the Pledged Shares or other Collateral, the knowledge and experience in business and financial matters of a purchaser or bidder, the access of a purchaser or bidder to information concerning the issuer of the Pledged Shares or other Collateral, as well as legend conditions and stop transfer instructions restricting subsequent transfer of the Pledged Shares or other Collateral, and any other restrictions or conditions which the Secured Party believes to be necessary or advisable in order to comply with any state or federal securities or other laws. Pledgor acknowledges that the foregoing restrictions may result in fewer proceeds being received upon such sale then would otherwise be the case. Pledgor hereby agrees to provide to Secured Party any and all information required by Secured Party in connection with any sales of Pledged Shares or other Collateral by the Secured Party. Any and all attorneys’ fees, expenses, costs, liabilities and obligations incurred by Secured Party in connection with the foregoing shall be added to and become a part of the Obligations and shall be due from Pledgor to the Secured Party upon demand.
(d)    Cumulative Remedies; Notice; Waiver. In addition to the remedies set forth herein, the Secured Party will have all other rights and remedies for default provided by the uniform commercial code, as well as any other applicable law, including, without limitation, the right to dispose of the collateral without judicial process. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which the Secured Party would otherwise have. With respect to such rights and remedies:
(i)    Notice of Disposition. Written notice, when required by law, sent to any address of Pledgor in this Agreement or otherwise provided to Secured Party, at least five (5) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral will be deemed reasonable notice but less notice may be reasonable under the circumstances;
(ii)    Possession of Collateral/Commercial Reasonableness.  The Secured Party shall not, at any time, be obligated to either take or retain possession or control of the Collateral.

With respect to Collateral in the possession or control of the Secured Party, Pledgor, and the Secured Party agree that as a standard for determining commercial reasonableness, (and in addition to the provisions of Section 4(b) above) the Secured Party need not liquidate, collect, sell or otherwise dispose of any of the Collateral if Secured Party believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject the Secured Party to third-party claims or liability, would cause the Secured Party to violate federal or state securities laws, that other potential purchasers could be attracted or that a better price could be obtained if Secured Party held the Collateral for up to one (1) year.  The Secured Party may sell Collateral without giving any warranties and may specifically disclaim any warranties of title or the like. Furthermore, Secured Party may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker. The Secured Party need not register any securities collateral under state or federal law; and Secured Party need not complete, process, or otherwise prepare the Collateral prior to disposition. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Pledgor shall be credited with the cash proceeds of the sale. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(iii)     Waiver by Pledgor.  Secured Party has no obligation and Pledgor waives any obligation to attempt to satisfy the Obligations by collecting the obligations from any third parties and Secured Party may release, modify or waive any collateral provided by any third party to secure any of the Obligations, all without affecting the Secured Party’s rights against Pledgor. Pledgor further waives any obligation on the part of Secured Party to marshal any assets in favor of Pledgor or in payment of the Obligations. Notwithstanding any provisions in this Agreement or any other agreement between Pledgor, the Secured Party, Pledgor does not waive any statutory rights except to the extent that the waiver thereof is permitted by law.
(iv)    Waiver by the Secured Party.  Secured Party may permit Pledgor to attempt to remedy any default without waiving its rights and remedies hereunder, and Secured Party may waive any default without waiving any other subsequent or prior default by Pledgor. Furthermore, delay on the part of the Secured Party in exercising any right, power or privilege hereunder or at law will not operate as a waiver thereof, nor will any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension will be deemed to have occurred unless the Secured Party has expressly agreed in writing to such waiver or suspension.
6.    MISCELLANEOUS
(a)    Term.  This Agreement and the Secured Party’s rights hereunder shall continue in full force and effect until all of the Obligations have been fully paid, performed and discharged. Upon termination, Secured Party shall return the Collateral to Pledgor, with any necessary instruments of transfer.
(b)     Revivor. If any payment made on any of the Obligations shall for any reason be required to be returned by the Secured Party, whether on the ground that such payment constituted a preference or for any other reason, then for purposes of this Agreement, and notwithstanding any prior termination of this Agreement, such payment on the Obligations shall be treated as not having been made, and this Agreement shall in all respects be effective with respect to the Obligations as though such payment had not been made; and if the Collateral has been released or returned to Pledgor, then Pledgor shall return the Collateral to Secured Party to be held and dealt with in accordance with the terms of this Agreement.
(c)    Relationship to Other Documents. The warranties, representations, covenants and duties of Pledgor (and the rights and remedies of the Secured Party) that are outlined in this Agreement, the Note and the Loan Agreement, are intended to supplement each other. In the event of any inconsistencies between the terms in the Note, the Loan Agreement and this Agreement, all such inconsistencies will be construed so as to give the Secured Party the most favorable rights. Furthermore, Pledgor and the Secured Party waive any presumption or rule requiring construction of this Agreement against the drafter.
(d)    Notices.  All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to the Pledgor, addressed to:

Lucas Energy, Inc.
3555 Timmons Lane
Suite 1550
Houston, Texas 77027

with a copy (which shall not constitute notice) to:

David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Fax (713) 524-4122
dloev@loevlaw.com

If to Secured Party, addressed to:

Victory Energy Corporation
3355 Bee Caves Road
Suite 608
Austin, Texas 78746

with a copy (which shall not constitute notice) to:

BEVILACQUA PLLC
Attention: Louis A. Bevilacqua, Esq.
1629 K Street, NW
Suite 300
Washington, DC 20006
lou@bevilacquapllc.com
Fax: 301-874-8635

Any notice mailed to any party hereunder will be deemed effective within five (5) business days of deposit in the United States mail.

(e)    Nature of Liability/Successors. The rights, powers and remedies granted in this Agreement to Secured Party will extend to Secured Party’s successors and assigns, and the provisions of this Agreement will be binding upon Pledgor and its successors and assigns.
(f)    Expenses and Attorneys’ Fees. Pledgor will reimburse Secured Party for all fees and out-of-pocket disbursements incurred by the Secured Party in connection with: the preparation of this Agreement; perfecting, establishing and confirming the priority of the Secured Party’s security interest in the Collateral; any confirmations, audits or appraisals of Pledgor’s business operations and the Collateral; the amendment, administration, defense and enforcement of this Agreement, the Note or the Loan Agreement, and any waivers with respect thereto. Pledgor also will reimburse Secured Party, including all attorneys’ fees, before and after judgment, and all costs of preservation and/or liquidation of the Collateral.
(g)    Applicable Law and Jurisdiction; Interpretation and Modification. This Agreement, the Note and the Loan Agreement will be governed by and interpreted in accordance with the laws of the State of Texas, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of the state of Nevada or some other state, in which case such laws shall govern. Invalidity of any provision of this Agreement will not affect the validity of any other provision. The provisions of this Agreement, the Note or Loan Agreement, will not be altered, amended or waived without the express written consent of all the Secured Party (and Pledgor, when appropriate).  Pledgor hereby consents to the nonexclusive jurisdiction of any state or federal court situated in Harris County, Texas, and waives any objection based on forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this agreement, the collateral, any other loan document, or any transactions arising therefrom, or enforcement and/or interpretation of any of the foregoing. Nothing herein will affect Secured Party’s right to serve process in any manner permitted by law, or limit the Secured Party’s right to bring proceedings against Pledgor in the competent courts of any other jurisdiction or jurisdictions.

(h)    Copies; Entire Agreement; Modification. Pledgor hereby acknowledges the receipt of a copy of this Agreement.
(i)    Waiver of Jury Trial.   Pledgor and the Secured Party hereby jointly and severally waive any and all right to trial by jury in any action or proceeding relating to any of the loan documents, this agreement, the obligations thereunder, the collateral or any transaction arising therefrom or connected thereto. Pledgor and the Secured Party each represents to the other that this waiver is knowingly, willingly and voluntarily given.
(j)    Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Date: March 3, 2015

IN WITNESS WHEREOF, the undersigned has/have executed this Pledge Agreement the date and year first written above.

PLEDGOR

LUCAS ENERGY, INC.

By:
Name:
Title:

SECURED PARTY

VICTORY ENERGY CORPORATION

By:
Name:
Title: